EXHIBIT (j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 61 to the Registration Statement on Form N-1A ("Registration Statement") of our reports dated November 24, 2004 and December 30, 2004, relating to the financial statements and financial highlights of the Eaton Vance Income Fund of Boston (the "Fund") and of our reports dated November 24, 2004 and December 30, 2004, relating to the financial statements and supplementary data of the Boston Income Portfolio, which appear in the September 30, 2004 Annual Report to Shareholders of the Fund and the October 31, 2004 Annual Report to Shareholders of the Fund, respectively, each of which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
January 27, 2005